UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

535 Fifth Avenue, 4th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 31, 2022, Gloria E. Gebbia entered into a certain Debt Exchange Agreement with Siebert Financial Corp. (the “Company”) pursuant to which she converted $2,880,000 in outstanding loans she had made to the Company in exchange for limited liability membership interests in RISE Financial Services, LLC, a Delaware corporation (“RISE Financial”) held by the Company. The interests in RISE Financial sold to Ms. Gebbia (the “RISE Financial Interests”) represents 24% of the outstanding limited liability company membership interests in RISE Financial. The purchase price for the RISE Financial Interests was based, in part, on the independent fairness opinion, dated November 11, 2021 rendered in connection with the previously reported transaction with Tigress Holdings, LLC. Following the exchange, the remaining ownership interest in RISE Financial held by the Company will be 49.08%. Ms. Gebbia is a director of the Company and wife of director John J. Gebbia.

In addition, the Company repaid to Ms. Gebbia in cash an additional $1,000,000 of her outstanding loans to the Company in two equal installments on March 31, 2022 and April 5, 2022. The remaining debt to Ms. Gebbia as of April 6, 2022 is $120,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.24	Debt Exchange Agreement, dated March 31, 2022
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2022	SIEBERT FINANCIAL CORP.

	By	/s/ Andrew H. Reich

Andrew H. Reich
Executive Vice President, Chief Operating
Officer, Chief Financial Officer, Secretary
and Director (Principal executive, financial
and accounting officer)